UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 28, 2008 (March 24, 2008)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by BreitBurn Energy Partners L.P. (the “Partnership”) on March 27, 2008 in connection with the election of Mr. David B. Kilpatrick as a member of the BreitBurn GP, LLC (the “Company”) board of directors.

This Amendment No.1 is being filed to report that on April 28, 2008, the board of directors of the Company approved Mr. Kilpatrick’s compensation for his services as a director consistent with the Company’s compensation policies for its non-employee directors. For 2008, Mr. Kilpatrick’s annual board and audit committee retainers and equity grant were pro rated based on the portion of the year he will serve as a director. The board approved a grant of 3,866 Phantom Units which will vest on January 1, 2011. Upon vesting, the Phantom Units will be paid, at the election of the Partnership, in an equal number of Partnership common units or in cash with an equal value. Each Phantom Unit is accompanied by a distribution equivalent right, entitling the holder to additional Phantom Units with a value equal to the amount of distributions paid on each of the Partnership’s common units during the term of the award. The board of directors of the Company at the same time also approved the following cash compensation for Mr. Kilpatrick:

•	a $26,250 pro rated retainer for 2008, and an annual retainer of $35,000 for each year thereafter;

•	$1,500 for each meeting of the Board and each committee meeting attended;

•	a $3,750 pro rated audit committee retainer for 2008, and an annual retainer of $5,000 for each year thereafter; and

•
a $50,000 retainer as a member of the audit committee, acting as the “conflicts committee,” whose responsibilities will include evaluating and reviewing potential conflicts in connection with Provident Energy Trust’s efforts to sell its interests in the Partnership.

No other amendments to the Form 8-K filed on March 27, 2008 are being made by this Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: May 1, 2008	By:	/s/Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

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